Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment”) is made this 14th day of December, 2011, effective as of the January 1, 2012, by and between PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Company”), and Anthony M. Sanfilippo, an individual (“Executive”), with respect to the following facts and circumstances:

RECITALS

The Company and Executive entered into an Amended and Restated Employment Agreement dated March 1, 2011 (the “Agreement”), with Executive having a base salary of Eight Hundred Forty Thousand Dollars ($840,000) per year.

On December 9, 2011, the Compensation Committee of the Board of Directors of the Company increased the Executive’s base salary to Nine Hundred Thousand Dollars ($900,000) per year, effective January 1, 2012.

The Company and Executive desire to amend the Agreement to reflect Executive’s new salary.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

AMENDMENT

1. Article 3, Section 3.1 of the Agreement (Compensation) is hereby deleted in its entirety and replaced with the following new Article 3, Section 3.1:

“3.1 Base Salary. In consideration for Executive’s services hereunder, the Company shall pay Executive an annual base salary at the rate of Nine Hundred Thousand Dollars ($900,000) per year during each of the years of the Term; payable in accordance with the Company’s regular payroll schedule from time to time (less any deductions required for Social Security, state, federal and local withholding taxes, and any other authorized or mandated similar withholdings). Executive shall not receive any compensation for services as a member of the Company’s Board of Directors.”

2. Except as modified herein, all other terms of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall apply. No modification may be made to the Agreement or this Amendment except in writing and signed by both the Company and Executive.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 14th day of December, 2011, and effective as of January 1, 2012.

EXECUTIVE	PINNACLE ENTERTAINMENT, INC.

/s/ Anthony M. Sanfilippo	By: /s/ John A. Godfrey

Anthony M. Sanfilippo	John A. Godfrey, Executive Vice President, General Counsel and Secretary